United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 11, 2022

Pineapple Energy Inc

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

001-31588	41-0957999
(Commission File Number)	(I.R.S. Employer Identification No.)

10900 Red Circle Drive Minnetonka, MN	55343
(Address of Principal Executive Offices)	(Zip Code)

(952) 996-1674

Registrant’s Telephone Number, Including Area Code

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value, $.05 per share	PEGY	The Nasdaq Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 11, 2022, Kristin Hlavka was appointed Interim Chief Financial Officer of Pineapple Energy Inc. (the “Company”), effective immediately following the filing of the Company’s next quarterly report on Form 10-Q. Ms. Hlavka succeeds the Company’s current Chief Financial Officer, Mark Fandrich, who will be resigning from the Company at that time as previously announced.

Ms. Hlavka, age 41, currently serves as the Company’s Corporate Controller, a position she held since May 2011. Prior to serving in that role, Ms. Hlavka served as Assistant Corporate Controller from July 2008 to April 2011. Prior to July 2008, she was an auditor for Deloitte and Touche LLP.

In connection with her service as Interim Chief Financial Officer and Corporate Controller, Ms. Hlavka (i) will receive an annual base salary of $225,000 and (ii) will be eligible for a 40% of base salary cash discretionary annual bonus. From time to time, she has received equity compensation awards under the Company’s equity compensation plans, but no new award is being made in connection with her appointment as Interim Chief Financial Officer.

SIGNATUREs

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PINEAPPLE ENERGY INC

	By:	/s/ Kyle J. Udseth
Kyle J. Udseth, Chief Executive Officer

Date: August 15, 2022